                                                                 Exhibit 2.1(b)


                                   Appendix B


                                                                 March ___, 1997

     RE:  Vornado Realty Trust -- UPREIT Formation

     All of the transactions set forth in the following, including the transfers to Delaware LLC 1, are intended to take place and be effective on the same date. The contributions to Delaware LLC 1 are intended to be the last step in this sequence and it is necessary that all of the liquidations, dissolutions and mergers provided for herein be completed and effective prior to the contributions to Delaware LLC 1. The limited liability company is the survivor in all mergers of corporations with limited liability companies.

I.   PROPERTIES HELD DIRECTLY BY VORNADO REALTY TRUST

     All property, other than interests in qualified REIT subsidiaries, held directly by Vornado Realty Trust ("Vornado") will be transferred to a newly-formed Delaware limited liability company ("Delaware LLC 1"). This property includes:

          East Brunswick Warehouse
          [Saddle Brook Office (lease)]
          [nonvoting shares in Vornado Management Corp.]

II.  PROPERTIES HELD BY VORNADO THROUGH QUALIFIED REIT
     SUBSIDIARIES ("QRSs") OTHER THAN THOSE UNDER VORNADO
     FINANCE CORP. ("VFC")

     A.   Non-Pennsylvania Properties.

          1.   Delaware Entities

               Vornado Investments Corp. will transfer all of its assets, including securities and its shares in Alexander's, Inc., to Delaware LLC 1.

          2.   New Jersey Entities

               Vornado will transfer 1% of the interests in each of:

                    Bridgeland Warehouses, Inc.
                    Durham Leasing Corporation
                    Hackbridge Corporation
                    Littleton Holding Corporation
                    Kearny Leasing Corporation
                    Kearny Holding Corporation
                    Montclair Holding Corporation
                    North Bergen Stores, Inc.
                    Clementon Holding Corp.
                    No. Plainfield Holding Corp.
                    Rahway Leasing Corporation
                    Watchung Holding Corporation
                    (the "New Jersey Direct QRSs")

               to a newly-formed Delaware LLC ("Delaware LLC 2"). Immediately following that transfer Vornado will own all of the interests in Delaware LLC 2.

               Then each of the New Jersey Direct QRSs will be merged into a newly-formed New Jersey limited liability company (New Jersey LLCs 1 through 12"). All of the interests in New Jersey LLCs 1 through 12 will be held by Vornado, either directly or through Delaware LLC2, immediately following those mergers. Vornado will then contribute the interests that it holds directly in New Jersey LLCs 1 through 12, and the interests in Delaware LLC 2, to Delaware LLC 1.

          3.   New York Entities

               Each of:

                    Cross Avenue Broadway Corporation
                    14th Street Acquisition Corporation
                    Greenwich Holding Corporation
                    Menands Holding Corporation
                    Two Guys from Harrison, N.Y., Inc.
                    (the "New York Direct QRSs")

               will transfer its assets to a newly-formed New York limited liability company ("New York LLCs 1 through 5). Immediately following those transfers, the

               New York Direct QRSs will own all of the interests in New York LLCs 1 through 5, but on the same date the New York Direct QRSs will contribute the interests in New York LLCs 1 through 5 to Delaware LLC 1. The New York Direct QRSs will continue to exist as direct subsidiaries of Vornado.

               In addition, 825 Seventh Avenue Holding Corporation ("825 Corporation") will transfer all of its assets other than 21% of the interests in [825 Seventh Avenue LLC] to a newly-formed New York limited liability company ("New York LLC 6"), the interests in New York LLC 6 will be contributed on the same date to Delaware LLC 1.*

          4.   Maryland Entities

               Each of:

                    Hagerstown Holding Corporation
                    T.G. Stores, Inc.
                    (the "Maryland Direct QRSs")

               will merge into a newly-formed Maryland limited liability company ("Maryland LLCs 1 and 2"). All of the interests in Maryland LLCs 1 and 2 will be held by Vornado immediately following the mergers, but will be contributed on that same date to Delaware LLC 1.

          5.   Connecticut Entities

               None.

          6.   Massachusetts Entities

               Vornado will transfer 1% of the interests in each of:

                    Two Guys Mass., Inc.
                    Springfield Holding Corporation
                    (the "Massachusetts Direct QRSs")

--------

* Alternatively, if consent to the transfer of the 21% interest is obtained, 825 Seventh Avenue Holding Corporation will transfer all of its assets to New York LLC 6.

               to a newly-formed Delaware LLC ("Delaware LLC 3"). Immediately following that transfer Vornado will own all of the interests in Delaware LLC 3.

               Then the Massachusetts direct QRSs will each merge into a newly-formed Massachusetts limited liability company ("Massachusetts LLCs 1 and 2"). Following those mergers Vornado will own, either directly or through Delaware LLC 3, all of the interests in Massachusetts LLCs 1 and 2. Vornado will then contribute the interests that it holds directly in Massachusetts LLCs 1 and 2, and the interests in Delaware LLC 3, to Delaware LLC 1.

          7.   Texas Entities

               None.

     B.   Pennsylvania Properties

          Bethlehem Holding Company* will form a wholly-owned limited liability company subsidiary ("Pennsylvania LLC 1"), then contribute its assets to a newly-formed Pennsylvania limited partnership ("Pennsylvania LP 1") in which the Bethlehem Holding Company will hold a 99% limited partnership interest and Pennsylvania LLC 1 will hold a 1% general partnership interest. Immediately following but on the same date as those transactions, Bethlehem Holding Company will contribute its limited partnership interests in Pennsylvania LP 1 and the membership interests in Pennsylvania LLC 1 to Delaware LLC 1.**

--------

* This entity is organized as a business trust. It is owned by Vornado Acquisition Corp., a subsidiary of Vornado.

** [We are considering whether this Pennsylvania business trust can be transferred under Delaware LLC 1 without dropping its property into a lower-tier limited partnership.]

          Gallery Market Holding Company* will form a wholly-owned limited liability company subsidiary ("Pennsylvania LLC 2"), then contribute its assets to a newly-formed Pennsylvania limited partnership ("Pennsylvania LP 2") in which Gallery Market Holding Company will hold a 99% limited partnership interest and Pennsylvania LLC 2 will hold a 1% general partnership interest. Immediately following but on the same date as those transactions, Gallery Market Holding Company will contribute its limited partnership interests in Pennsylvania LP 2 and the membership interests in Pennsylvania LLC 2 to Delaware LLC 1.**

III. PROPERTIES HELD BY VORNADO THROUGH VFC

     A.   VFC's Formation of a Lower-tier Partnership

          VFC will form a Delaware limited liability company ("Delaware LLC 4") and then contribute all of the interests in

                    Vornado Holding Corporation
                    Lanthorp Enterprises, Inc.
                    Atlantic City Holding Corporation
                    Bordentown Holding Corporation
                    Phillipsburg Holding Corp.
                    Camden Holding Corporation
                    Cumberland Holding Corporation
                    Delran Holding Corporation
                    Dover Holding Corporation
                    Evesham Holding Corporation
                    Hanover Holding Corp.
                    Hanover Public Warehousing, Inc.
                    Hanover Industries, Inc.
                    T.G. Hanover, Inc.
                    Hanover Leasing Corporation
                    Jersey City Leasing Corporation
                    Lawnside Holding Corporation
                    The Second Lawnside Corp.
                    Whitehorse Lawnside Corp.

----------------------
* This entity is organized as a business trust that is wholly-owned by Vornado.

** [We are considering whether this Pennsylvania business trust can be moved under Delaware LLC 1 without dropping its properties into a lower-tier partnerships.]

                Lawnwhite Holding Corp.
                Lodi Industries Corporation
                Lodi Leasing Corporation
                Manalapan Industries, Inc.
                Middletown Holding Corporation
                New Hanover, Inc.
                New Woodbridge, Inc.
                Star Universal Corporation
                Turnersville Holding Corporation
                Two Guys From Harrison, Inc.
                Unado Corp.
                Amherst Industries Inc.
                Amherst Holding Corporation
                Brentwood Development Corp.
                Henrietta Holding Corporation
                Rochester Holding Corporation
                The 2nd Rochester Corp.
                Dundalk Stores Corp.
                Eudowood Holding Corporation
                Glen Burnie Shopping Plaza, Inc.
                Two Guys - Conn., Inc.
                Newington Holding Corporation
                Chicopee Holding Corporation
                Dallas Skillman Abrams Crossing Corporation
                Lewisville Town Centre Corporation
                Mesquite Crossing Corporation

                to a newly-formed Delaware limited partnership ("Delaware LP 1") in which the 99% limited partnership interest will be held by VFC and the 1% general partnership interest will be held by Delaware LLC 4. VFC will contribute all of its interests in Delaware LP 1 and Delaware LLC 4 to Delaware LLC 1. VFC will continue to exist as a direct subsidiary of Vornado.

B.      Activities Beneath the Delaware LP 1

        1.      Non-Vornado Holding Corporation QRSs

                a.      Delaware Entities

                        Lanthorp Enterprises, Inc. will merge into a newly-formed Delaware limited liability company ("Delaware LLC 5"). Following that merger, Delaware LP 1 will own all of the interests in Delaware LLC 5.

                b.      New Jersey Entities

                                   Delaware LP 1 will transfer 1% of the
                                   interests in each of:

                                       Atlantic City Holding Corporation
                                       Bordentown Holding Corporation
                                       Phillipsburg Holding Corp.
                                       Camden Holding Corporation
                                       Cumberland Holding Corporation
                                       Delran Holding Corporation
                                       Dover Holding Corporation
                                       Evesham Holding Corporation
                                       Hanover Holding Corporation
                                       Hanover Public Warehousing, Inc.
                                       Hanover Industries, Inc.
                                       T.G. Hanover, Inc.
                                       Hanover Leasing Corporation
                                       Jersey City Leasing Corporation
                                       Lawnside Holding Corporation
                                       The Second Lawnside Corp.
                                       Whitehorse Lawnside Corp.
                                       Lawnwhite Holding Corp.
                                       Lodi Industries Corporation
                                       Lodi Leasing Corporation
                                       Manalapan Industries, Inc.
                                       Middletown Holding Corporation
                                       New Hanover, Inc.
                                       New Woodbridge, Inc.
                                       Star Universal Corporation
                                       Turnersville Holding Corporation
                                       Two Guys From Harrison, Inc.
                                       Unado Corp.
                                         (together, the "New Jersey VFC QRSs")


                                   to a newly-formed Delaware limited liability company ("Delaware LLC 6"). Immediately following that transfer Delaware LP 1 will own all of the interests in Delaware LLC 6.

                                   Then each of the New Jersey VFC QRSs will merge into a newly-formed New Jersey limited liability company ("New Jersey LLCs 13 through 40"). Following those mergers, Delaware LP 1 will own all of the interests in New Jersey LLCs

            13 through 40, either directly or, as to 1%, indirectly through Delaware LLC 6.*

        c.  New York Entities

            Each of:

                Amherst Industries, Inc.
                Amherst Holding Corporation
                Brentwood Development Corp.
                Henrietta Holding Corporation
                Rochester Holding Corporation
                The 2nd Rochester Corp.

            will merge into a newly-formed New York limited liability company ("New York LLCs 7 through 12"). Following those mergers, Delaware LP 1 will own all of the interests in New York LLCs 7 through 12.

        d.  Pennsylvania Entities

            None.

        e.  Maryland Entities

            Each of:

                Dundalk Stores Corp.
                Eudowood Holding Corporation
                Glen Burnie Shopping Plaza, Inc.

            will merge into a newly-formed Maryland limited liability company ("Maryland LLCs 3 through 5"). Following those mergers, Delaware LP 1 will own all of the interests in Maryland LLCs 3 through 5.

--------------
* If required approvals for the mergers of the New Jersey VFC QRSs cannot be obtained in a timely fashion, they will drop their assets into New Jersey limited liability company subsidiaries (using a wholly-owned Delaware LLC sub as a 1% member, then distribute the interests in those limited liability companies to Delaware LP 1. After that distribution, Delaware LP 1 will transfer the shares in the New Jersey VFC QRSs (which at that point will just be shells) to Vornado or a subsidiary of Vornado.

               f.   Connecticut Entities

                    Prior to VFC's transfer of the interests in the VFC QRSs to Delaware LP 1, as described in Part III, A above, each of:

                         Two Guys - Conn., Inc.
                         Newington Holding Corporation

                    will transfer 1% of their assets to a Delaware limited convey their assets to a newly-formed Delaware limited liability company ("Delaware LLC 7"). Immediately following that transfer Two Guys - Conn., Inc. and Newington Holding Corporation will own all of the interests in Delaware LLC 7.

                    After that conveyance, Two Guys - Conn., Inc. and Delaware LLC 7 will transfer their assets (other than, in the case of Two Guys - Conn., Inc., the membership interests in Delaware LLC 7, and, in the case of Delaware LLC 7, its interest in the Newington Holding Corporation property) to a newly-formed Connecticut limited liability company ("Connecticut LLC 1"). Newington Holding Corporation and Delaware LLC 7 will make a similar transfer to a newly-formed Connecticut limited liability company ("Connecticut LLC 2").

                    Two Guys - Conn. Inc. and Newington Holding Corporation will then (i) dissolve or (ii) if state regulatory approvals delay their dissolution, distribute all of their assets to VFC, after which distribution VFC will transfer the stock of Two Guys - Conn., Inc. and Newington Holding Corporation (which at that point are only corporate shells) to another Vornado subsidiary.*

--------
* If Two Guys - Conn., Inc. and Newington Holding Corporation are to dissolve, that dissolution will occur after VFC transfers its assets to Delaware LP 1.

               g.   Massachusetts Entities

                    Delaware LP 1 will transfer 1% of the interests in Chicopee Holding Corporation to a newly-formed Delaware limited liability company ("Delaware LLC 8"). Immediately following that contribution, Delaware LP 1 will own all of the interests in Delaware LLC 8.

                    Chicopee Holding Corporation will then merge into a newly-formed Massachusetts limited liability company ("Massachusetts LLC 3"). Following that merger, Delaware LP 1 will own all of the interests in Massachusetts LLC 3, either directly or, as to 1%, indirectly through Delaware LLC 8.

               h.   Texas Entities

                    Each of:

                         Dallas Skillman Abrams Crossing
                         Corporation
                         Lewisville Town Centre Corporation
                         Mesquite Crossing Corporation

                    will form a wholly-owned Texas limited liability company ("Texas LLCs 1 through 3"), then contribute their properties to newly-formed Texas limited partnerships ("Texas LPs 1 through 3") in which the foregoing corporations (the "Texas QRSs") will hold direct 99% limited partnership interests and in which Texas LLCs 1 through 3 will hold the 1% general partnership interests. The Texas QRSs will then dissolve before VFC contributes its direct and indirect interests in Delaware LP 1 and Delaware LLC 2 to Delaware LLC 1.

          2.   Vornado Holding Corporation and its Subsidiaries

               a.   Step 1

                    After the transfer of the VFC subsidiaries to Delaware LP 1 and Delaware LLC 4 as described above in III, A, each of:

                         Bensalem Holding Company
                         Lancaster Holding Company
                         Marple Holding Company
                         Philadelphia Holding Company
                         Pike Holding Company
                         Two Guys From Harrison Company
                         Upper Moreland Holding Company
                         York Holding Company

                    will form a wholly-owned Pennsylvania limited liability company ("Pennsylvania LLCs 3 through 10"), then contribute their properties to newly-formed Pennsylvania limited partnerships ("Pennsylvania LPs 3 through 10") in which the foregoing entities (the "Pennsylvania QRSs") will hold direct 99% limited partnership interests and in which Pennsylvania LLCs 3 through 10 will hold the 1% general partnership interests.

               b.   Step 2:

                    Vornado Holding Corporation will then dissolve.

               c.   Step 3:

                    The Pennsylvania QRSs will then dissolve, causing Delaware LP 1 to own all of the interests in Pennsylvania LLCs 3 through 10 and, directly or indirectly, Pennsylvania LPs 3 through 10.]

IV.  MERGER INTO OPERATING PARTNERSHIP

     Following the completion of the steps described above, Delaware LLC 1 will merge into an existing Delaware limited partnership, Vornado Realty L.P. Vornado will receive 26,087,910 Units in Vornado Realty L.P., and such additional Units (with such designations, preferences and other rights) as Vornado (as General Partner of Vornado Realty L.P.) would be entitled to receive assuming that the First Amended and Restated Agreement of Limited Partnership of Vornado Realty L.P. were in effect as of the date hereof, including Sections 4.2.A. and 4.2.E., provided that Vornado shall contribute to the Operating Partnership, or shall use for the payment of Vornado's or Vornado Sub's obligations under the Master Contribution Agreement, the proceeds or other consideration from the issuance of Vornado's securities between the date hereof and the Closing or shall contribute to the Operating Partnership any assets purchased with such proceeds or other consideration.

V.   1740 BROADWAY ACQUISITION

     Delaware LLC 1 will form a wholly-owned single member limited liability company that will acquire all the interests in 1740 Broadway Associates from 1740 Broadway Investment Company.